Exhibit 99.1

NPS Pharma Appoints Pierre Legault to Board of Directors

BEDMINSTER, N.J.--(BUSINESS WIRE)--November 4, 2014--NPS Pharmaceuticals, Inc. (NASDAQ:NPSP), a global biopharmaceutical company pioneering and delivering therapies that transform the lives of patients with rare diseases, today announced the appointment of Pierre Legault, MBA, CA, CPA to its board of directors. Mr. Legault is chief executive officer of NephroGenex, Inc. He previously served as CEO at Prosidion, Ltd. and has held senior positions at OSI Pharmaceuticals, Eckerd, Rite Aid Corporation, and Sanofi-Aventis.

“I am very pleased to welcome Pierre Legault to our board of directors,” said Peter G. Tombros, chairman of NPS Pharma. “His broad international experience in drug development and commercialization, which has been amassed over more than 30 years, will be an important asset as we continue expansion into key orphan drug markets around the world and maximize our opportunities domestically. We look forward to his contributions to our future success.”

Mr. Legault joined NephroGenex, Inc. in October 2013 as CEO and has been a member of the company’s board of directors since November 2012. He formerly served as CEO of Prosidion, Ltd., a mid-size U.K. biotechnology firm, and has also served as executive vice president, chief financial officer and treasurer of OSI Pharmaceuticals. He was also senior executive vice president and chief administrative officer of Rite Aid Corporation, and president of the Eckerd Group, where he had overall managerial responsibilities for the Brooks Eckerd operations in the U.S. Mr. Legault also held several senior positions with Sanofi-Aventis and predecessor companies.

Mr. Legault is currently on the board of Regado Biosciences, Inc. and has served on the boards of Forest Laboratories, Inc., OSI Investment Holdings GMBH, Cyclacel Pharmaceuticals, Inc., The Jean Coutu Group (PJC) Inc. and several others. He studied at McGill University, University of Montreal (HEC) and the Harvard Business School, and holds a Six Sigma Green Belt, a BAA, MBA, CA and CPA diploma.

About NPS Pharma

NPS Pharma is a global biopharmaceutical company pioneering and delivering therapies that transform the lives of patients with rare diseases. The company's current therapeutic areas of focus are gastrointestinal disease and endocrine disorders. These include Short Bowel Syndrome, a potentially fatal gastrointestinal disorder in which patients may have to rely on parenteral nutrition for their survival; Hypoparathyroidism, a complex endocrine disorder in which the parathyroid glands are either absent or damaged, and the body produces insufficient or no parathyroid hormone; and Autosomal Dominant Hypocalcemia, an ultra-rare, genetic disorder of calcium homeostasis caused by mutations of the calcium-sensing receptor gene. NPS Pharma continues to seek in-licensing opportunities to develop new therapies for a broad range of rare diseases, and complements its proprietary programs with a royalty-based portfolio of products and product candidates that includes agreements with Amgen, GlaxoSmithKline, Janssen Pharmaceuticals, and Kyowa Hakko Kirin. NPS Pharma has operations in the U.S., Canada, Europe, Latin America and Japan. Learn more at: www.npsp.com

"NPS Pharma" and "NPS Pharmaceuticals" are the company's trademarks.

Disclosure notice

Statements made in this press release, which are not historical in nature, constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These statements are based on the company's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward looking statements include, but are not limited to, statements concerning the company's future financial performance and plans for the commercialization of its products, including statements regarding launch timelines and plans for Natpara, beliefs or expectations regarding our products in development, statements concerning the company's plans for international expansion, beliefs or expectations regarding potential revenue and earnings from product sales, including beliefs regarding our ability to grow sales, expectations regarding the market size for our products, including those in development, and beliefs or expectations regarding our operating expenses. Risks associated to the company's business include, but are not limited to, the risks associated with any failure by the company to successfully commercialize Gattex/Revestive (teduglutide [rDNA origin]) for injection, including the risk that physicians and patients may not see the advantages of Gattex/Revestive and may therefore be reluctant to utilize the product, the risk that private and public payers may be reluctant to cover or provide reimbursement for Gattex, risks related to regulatory approvals for recombinant human parathyroid hormone 1-84 (rhPTH [1-84]), the risks associated with the company's strategy, global macroeconomic conditions, the impact of changes in management or staff levels, the effect of legislation effecting healthcare reform in the United States, as well as other risk factors described in the company's periodic filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Form 10-Qs. All information in this press release is as of the date of this press release and NPS undertakes no duty to update this information, whether as a result of new information, future events or otherwise.

CONTACT:
NPS Pharmaceuticals, Inc.
Media:
Justine O’Malley, +1 908-375-7665
JOmalley@npsp.com
or
Investors:
Susan Mesco, + 1 908-450-5516
SMesco@npsp.com